Exhibit 5.2

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
September 9, 2015
Main Tel (312) 782-0600
Main Fax (312) 701-7711
Discover Funding LLC	www.mayerbrown.com
12 Read’s Way
New Castle, Delaware 19720

Re:	Discover Card Master Trust I, Series 2007-CC

Registration Statement on Form SF-3, Credit Card Pass-Through Certificate

We have acted as special counsel for Discover Funding LLC, a Delaware limited liability company (“Discover Funding”), in connection with the registration by Discover Card Master Trust I (the “Trust”) of the Series 2007-CC Collateral Certificate (the “Certificate”). The Certificate was issued pursuant to the Second Amended and Restated Pooling and Servicing Agreement dated as of June 4, 2010, as amended and supplemented on or prior to the date hereof (the “2010 Pooling and Servicing Agreement”), as supplemented by the series supplement related to the Certificate, as amended by the Amendment to Specified Series Supplements dated as of June 4, 2010, (the “Series 2007-CC Series Supplement”). A form of the Third Amended and Restated Pooling and Servicing Agreement will be filed as Exhibit 4.2 of the Registration Statement (defined below) (the “Pooling and Servicing Agreement”), and will be supplemented by the Amended and Restated Series Supplement related to the Certificate, a form of which will be filed as Exhibit 4.3 of the Registration Statement (the “Series Supplement”), each by and between Discover Bank, as Master Servicer and Servicer, Discover Funding, as Depositor, and U.S. Bank National Association, as Trustee (the “Trustee”), and pursuant to a registration statement on Form SF-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), and the related form of prospectus included therein (the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Certificate.

We have examined an executed copy of the above captioned Registration Statement, the 2010 Pooling and Servicing Agreement and the Series 2007-CC Series Supplement, forms of the Pooling and Servicing Agreement and the Series Supplement and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the “Transaction Documents”). We are familiar with the proceedings taken by Discover Funding and the Trust in connection with the authorization of the issuance of the Certificate, and have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated.

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

MAYER BROWN LLP

Discover Funding LLC

Discover Card Master Trust I

We are opining herein as to the effect on the subject transactions of only United States federal law, the laws of the State of New York (excluding any municipal laws), the banking laws of the State of Delaware and the Delaware Statutory Trust Act and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

In rendering the opinions set forth herein, we have relied upon and assumed:

A.	The genuineness of all signatures, the authenticity of all writings submitted to us as originals, the conformity to original writings of all copies submitted to us as certified or photostatic copies, and the legal competence and capacity of all natural persons;

B.	The truth and accuracy of all certificates and representations, writings and records reviewed by us and referred to above, including the representations and warranties made in the Transaction Documents, in each case with respect to the factual matters set forth therein;

C.	(a) That each of the 2010 Pooling and Servicing Agreement and the Series 2007-CC Series Supplement has been duly authorized, executed and delivered by the Trustee and all documents required to be executed and delivered in connection with the issuance and sale of the Certificate have been so executed and delivered by properly authorized persons, (b) the genuineness of all signatures and the legal capacity of all natural persons, (c) that the 2010 Pooling and Servicing Agreement and the Series 2007-CC Series Supplement constitute legally valid and binding obligations of the Trustee, enforceable against it in accordance with their respective terms;

D.	Each of the Pooling and Servicing Agreement and the Series Supplement with respect to the Certificate that is executed and delivered will be in substantially the form we have examined; and

E.	There are no other agreements or understandings, whether oral or written, among any or all of the parties that would alter the agreements set forth in the Transaction Documents.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Certificate is validly issued, fully paid and nonassessable, enforceable in accordance with its terms and entitled to the benefits of the 2010 Pooling and Servicing Agreement and the Series 2007-CC Series Supplement, and that it will continue to be enforceable in accordance with its terms upon execution of the Pooling and Servicing Agreement and the Series Supplement.

Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by the discretion of the court before which any proceeding therefore may be brought.

MAYER BROWN LLP

Discover Funding LLC

Discover Card Master Trust I

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP